Exhibit 23.1

TOTAL ASIA ASSOCIATES PLT (LLP0016837-LCA & AF002128)

A Firm registered with US PCAOB and Malaysian MIA

No. 36G-2, Jalan Radin Anum, Bandar Baru Seri Petaling, 57000 Kuala Lumpur, Malaysia.

Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors,

CXJ Group co., limited

Room 3004-2, 532 Xi Zi International Center,

Jing Gan District, Hangzhou City,

Zhejiang Province, China.

We consent to the inclusion in the Registration Statement on Form S-1 Amendment No. 2 of CXJ Group Co., Limited of our report date September 4, 2020, relating to our audit of the consolidated balance sheets of CXJ Group Co., Limited as of May 31, 2020 and 2019 and the related consolidated statements of operation and comprehensive, stockholders’ equity, and cash flows for each of the two year period ended of May 31, 2020 and 2019.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA
December 28, 2020